EXHIBIT 99.2

             Union National Financial Corporation
                   Authorization Form

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            UNION NATIONAL FINANCIAL CORPORATION
                  AMENDED AND RESTATED
        DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
                   AUTHORIZATION FORM

     This will confirm that I (we) have received the Prospectus describing the Union National Financial Corporation Amended and Restated Dividend Reinvestment and Stock Purchase Plan (the "Plan") and agree to the terms and conditions of the Plan as set forth in the Prospectus.

     I (We) hereby appoint Union National Mount Joy Bank or such other corporation or bank as may succeed it as the Plan Administrator pursuant to the Plan (or any modification thereof), as my (our) agent (the "Agent"), to act as such upon and subject to the terms and conditions of the Plan as set forth in the Plan Description.

     I (We) hereby authorize Union National Financial Corporation
(the "Corporation") to deposit with and pay to the Agent for my
(our) account under the Plan all cash dividends payable in respect of all shares of Common Stock of the Corporation registered in my (our) name(s).

     I (We) hereby authorize the Agent, as provided in the Plan, to apply all such cash dividends, as directed above, and cash dividends on shares held by the Agent for me (us) under the Plan, as well as any additional voluntary and optional cash payments made by me (us) as provided in the Plan, to the purchase of additional shares of Common Stock for my (our) account under the Plan. I (We) may terminate this authorization and appointment at any time by so notifying the Agent in writing of my (our) withdrawal from the Plan.

Date:__________________________   ______________________________
                                  Shareholder Name (Please Print)

_______________________________   ______________________________
Social Security/Tax I.D. Number   Shareholder Signature

(If Joint Account):

Date:__________________________   _______________________________
                                  Shareholder Name (Please Print)

_______________________________   _______________________________
Social Security/Tax I.D. Number   Shareholder Signature

Please sign exactly as name appears on stock certificate and mail to:

          Plan Administrator
          Union National Mount Joy Bank
          PO Box 567
          Mount Joy, PA 17552

THIS IS NOT A PROXY